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                                                                      EXHIBIT 21

                          MEDSTONE INTERNATIONAL, INC.

                                  SUBSIDIARIES

        Name                                             Jurisdiction
        ----                                             ------------

United Physicians Resources, Inc.                        Delaware
Northern Nevada Lithotripsy Associates, LLC              Nevada
Southern Idaho Lithotrispy Associates, LLC               California
Medstone International, Ltd.                             Scotland
Zenith Medical Systems, Ltd.                             England